WELLEX

THIS PURCHASE AGREEMENT is entered into as of this 7th day of August-1997, by and between Wellex CORPORATION, a California corporation, whose principal place of business is located at 44141 S. Grimmer Blvd., Fremont CA 94538 (hereinafter referred to as ("Manufacturer") and, U. S. Wireless Data Inc. a Colorado (state whether a corporation, partnership or proprietorship), and if a corporation, incorporated under the laws of the State of Colorado having its principal. office at 4851 Independence St. #189, Wheat Ridge, CO 80033 (hereinafter referred to as "PURCHASER").


1.       TERM
         ----

         This Agreement shall become effective on the date hereof and the body of the AGREEMENT shall nominally be in effect for one year; however, MANUFACTURER, reserves the right to automatically extend the term of the AGREEMENT, unless notified in writing by PURCHASER. Prior to anniversary. dates, MANUFACTURER will provide revised volume pricing for the next year.


2.       SPECIFICATION COMMENTS
         ----------------------

         All items covered under this Agreement shall be in accordance with Purchaser's specifications AND drawings and approval.


3.       SHIPPING
         --------

         All  shipments  shall  be  made  by  Wellex,-,  F.O.B.   Manufacturer's
manufacturing- facility in California.

4.       PAYMENT TERMS
         -------------

Net 30 days from date of invoice.

5.      COMMODITY LIST
        --------------

Items listed in Attachment A may be added to or deleted from, providing such additions or deletions meet all of the terms and conditions of this contract.

6.      REQUIREMENT FOR PURCHASING
        --------------------------

All purchase orders issued shall contain the following information:

        a) PURCHASER'S part number, description and revision level of product to be shipped.

        b) The delivery or completion schedule.

        c)   The unit price.


7.       PURCHASE ORDERS/FORECASTS
         -------------------------

a) PURCHASER will provide to MANUFACTURER firm purchase orders for a minimum of three (3) months in advance of delivery, Further, Purchaser, will provide to MANUFACTURER an additional six (6) month forecast to be updated monthly, MANUFACTURER, will purchase materials per purchase order and forecast based on lead-times, minimum buys, and inventory class buy policy. PURCHASER is responsible for material purchased in case of schedule reduction or cancellation.

b) PURCHASER reserves the right to reschedule deliveries on orders that are due sixty (60) days or more, from the date such change notice is given to MANUFACTURER. If such reschedule represents a delay in shipment, the reschedule cannot be for more than sixty (60) days from the original delivery date and PURCHASER will be responsible for a one percent (1%) per month carrying charge on, material acquired pursuant to the original delivery date that MANUFACTURER cannot mitigate.

If such reschedule represents an acceleration or increase, MANUFACTURER will make best effort to meet the request, subject to material and capacity availability. Any extra or unrecoverable costs incurred to meet the Request will be the liability of PURCHASER.

c)    PURCHASER  may cancel any order  scheduled  for delivery more than ninety
      (90) days from the date such cancellation notice is given to Manufacturer. Upon cancellation, Purchaser is liable to Manufacturer for' all material and return charges plus handling charges acquired pursuant to Paragraph I for canceled or non-returnable products.,

Notwithstanding PURCHASER'S liability, MANUFACTURER, will attempt to mitigate any such liability. Any costs incurred to make such mitigation are the liability of the PURCHASER and will be reviewed and approved by the PURCHASER prior to their incurrance.

8.       WARRANTY
         --------

(a) MANUFACTURER. Warrants that the PRODUCT sold hereunder will be free from defects in material and workmanship according to IPC-61O Workmanship Standards. Wellex Corporation for a period of ninety (90) days from the date of shipment Of PURCHASER, provided that. (i) MANUFACTURER is notified in writing by PURCHASER within thirty (30) days after Purchaser's discovery of such failure or (ii) the defective PRODUCT is returned to MANUFACTURER no longer than ten (10) days following the last day of the warranty period. MANUFACTURER shall include serial numbers and/or date stamps, as designated by PURCHASER, on each PRODUCT to facilitate warranty tracking. PURCHASER shall forward defective product to MANUFACTURER freight prepaid, and MANUFACTURER will make best effort to return the repaired or replaced product freight prepaid by MANUFACTURER to PURCHASER no later than thirty (30) days from the date MANUFACTURER receives the defective PRODUCT.
(b) The foregoing warranty shall not be valid if the PRODUCT or component parts have been subjected to abuse, misuse, accident, alteration, neglect, unauthorized repair or installation. MANUFACTURER shall make the final determination as to the existence or cause of any alleged defect.
(c) The foregoing warranty provisions set forth the MANUFACTURER'S sole liability and the Purchaser's exclusive remedies for claims (except as to title) based on defects in, or failure of, any PRODUCT sold hereunder when the claim is based in warranty, Upon the expiration of the applicable warranty for any PRODUCT sold hereunder, all such liability shall terminate.
(b) The above warranty periods shall not be extended by the repair or replacement of PRODUCT pursuant to any of the above warranties. The above warranties shall apply to PURCHASER, its successors, assigns and those who purchase or use said PRODUCT. PURCHASER shall deal directly with MANUFACTURER for returns and repairs.

(e)      EXCEPT  AS  HFREIN  ABOVE  PROVIDED,   THE  FOREGOING  WARRANTIES  ARE
         EXCLUSIVF AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.       DELIVERY
         --------

  a:) Product shall be delivered to PURCHASER in accordance with required delivery dates as specified on PURCHASER'S purchase orders that have been agreed to by MANUFACTURER.

  b) Upon learning of any potential delays, MANUFACTURER will immediately notify PURCHASER in writing as to the cause and extent of such delay.

10.      TERMINATION
         -----------

  a) For Cause -- This Agreement may be terminated by either party at any time upon the occurrence of any one or more of the following Events of
        Default:

        (1) failure of the other party: a) to perform pursuant to the terms and conditions of this Agreement; and b) to me such performance deficiency within sixty (60) days after receiving written notice thereof given by the aggrieved party;

        (2) the entering into or filing, by the other party of a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of the United States, a receivership for any of the assets of the other party; a composition with or assignment for the benefit of its creditors; a readjustment of debt or the dissolution or liquidation of the other party;

        (3)    or the insolvency of the other party.

b) For Convenience - Either party may terminate this Agreement for convenience upon ninety (90) day written notice to the other party. If Manufacturer doesn't have sufficient material to cover material leadtime, MANUFACTURER'S notice to PURCHASER must be at least as far in advance as the longest leadtime item.

     Upon termination, PURCHASER shall be liable for any material acquired plus handling charge pursuant to purchase orders minimum buys and long lead items purchased to forecast. Any such material shall be shipped promptly to PURCHASER upon termination and shall be subject to the then-current pricing and payment terms PURCHASER shall also be liable for any unamoritized investment incurred by MANUFACTURER at the time of termination, as specified on Attachment B.

11.      INSPECTION
         ----------

a)      Source Inspection

     Upon request from PURCHASER, MANUFACTURER agrees to allow PURCHASER'S source inspector to inspect and review the work being performed under this Agreement, including materials and supplies being used. However, shipments will not be delayed if PURCHASER fails to effect such source inspection. Source inspection does not constitute acceptance. Final acceptance shall be at PURCHASER'S facility.

  11.

  a)    Source Inspection (continued)

     PURCHASER shall have ten (10) days, after actual receipt of the goods, within which to inspect prior to PURCHASER'S acceptance thereof. PURCHASER'S acceptance of each type of Goods shall be based on PURCHASER'S standard test procedures for such Goods, including the Goods satisfying the AQL established by PURCHASER.

  b)    Approved Manufacturers

     In the  course  of  purchasing  component  parts on  behalf  of  PURCHASER,
     MANUFACTURER must follow PURCHASER'S Approved Vendors List for all component parts. If MANUFACTURER offers alternative to PURCHASER'S AVL, the alternative must be approved in writing by PURCHASER prior to any production at MANUFACTURER'S facility.


12.    ENGINEERING CHANGE ORDERS
       -------------------------

        It is recognized that from time to time MANUFACTURER will be asked to implement ECOS. The following delineates the proper procedures,

        a) PURCHASER to notify MANUFACTURER in writing of proposed ECO. This notification should include the documentation of the change to effectively support MANUFACTURER'S investigation of the impact of this proposal.

        b) Upon notice of a change, MANUFACTURER'S will make best effort to review all costs impacted within one (1) week. All cost impacts and material availability issues will be mutually reviewed and agreed to with PURCHASER prior to implementation.

        c) Emergency ECOs will be immediately implemented at PURCHASER'S request.

        d) PURCHASER will be liable for costs associated with emergency ECO implementation.

13.      CONFIDENTIALITY
         ---------------

Both parties acknowledge that, by reason of their relationship, they, may have access to certain information and materials concerning the other's business, plans, and products (including, but not limited to, information and materials contained in technical data provided to the other party) which is confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. Both parties agree that they shall not use in any way, for their own account or the account of any third party, nor disclose to any third party, any such confidential information which is revealed to it by the other party hereto,

13.       CONFIDENTIALITY         (continued)
          ---------------         -----------

without written authorization from the other party. Each party will take every reasonable precaution to protect the confidentiality of such information consistent with the efforts exercised by it with respect to its own Confidential information. Each party shall advise the other if it considers any particular information or materials to be confidential. This provision shall survive termination of this Agreement.


14.       INDEMNIFICATION
         ---------------

Each party shall indemnify and defend the other party against all claims, suits, losses, expenses and liabilities for bodily injury, personal injury, death and property damage directly or indirectly caused by any Products or through the intentional acts or negligence of a party or of any person for whose actions said party, is legally liable. Both parties shall carry and maintain liability insurance coverage to satisfactorily cover its obligations under this Agreement.


15.      COMPLIANCE WITH APPLICABLE LAWS
         -------------------------------

Manufacture has been, and shall continue to be, in material compliance with the provisions of all applicable federal, state and local laws, regulations, rules and ordinances applicable to the transactions governed by this Agreement.


16.      FORCE MAJEURE
         -------------

In the event that performance by either party of its obligations under this Agreement is prevented due to any Act of God, fire, casualty, flood,
earthquake, war,  strike,  lockout,   epidemic,   destruction  of  production
facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party, invoking this section and if such party shall give prompt written notice to the other party its performance shall be excused, and the time or the performance shall be, extended for the period of delay or inability to perform due to such occurrences.


17.      MISCELLANEOUS
         -------------



           a) Severability - In the event that one or more of the provision, or parts thereof, contained in the Agreement shall for any reason be held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision in the Agreement, and the Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

17.      MISCELLANEOUS        (continued)
         -------------        -----------

          b) Entire Agreement: Modification - The Agreement constitutes the entire and exclusive statement by PURCHASER and ,MANUFACTURER of the terms of their agreement, notwithstanding any additional or different terms that may be contained in any quotation, acknowledgment, confirmation, purchase order, invoice or other form of PURCHASER or MANUFACTURER. All prior and contemporaneous proposals, negotiations. representations and agreements are merged in the Agreement. These terms of the Agreement may not be altered, modified, superseded, amended or rescinded and no additional terms shall become a part of the Agreement, except pursuant to a writing specifically referencing the Agreement and signed by a representative of the party against whom enforcement is sought.

          c) Notice - Unless otherwise specified in the Agreement, all notices and other communications permitted or required by the provisions of those documents shall be in writing and shall be mailed, telecopied, telegraphed, telexed or delivered to the other party at the address set forth below (or at such other address as either party shall designate in writing to the other party during the term of this Agreement) and shall be effective and deemed received-. i) if mailed, when actually received; ii) if telecopied, when actually received; iii) if telegraphed, when actually received; iv) if telexed, when dispatched; or v) if personally delivered, when delivered. Each notice to MANUFACTURER or PURCHASER shall be addressed, until notice of change thereof, as follows:

                    i) If intended for MANUFACTURER, to:

                               Wellex Corporation
                             44141 S. Grimmer Blvd
                                Fremont, CA 94538


                    ii) If intended for PURCHASER, to:

                            U. S. Wireless Data Inc.
                           4851 Independence St. # 189
                           Wheat Ridge, Colorado 80033

         d) Assignment- This Agreement shall not be assignable by either party without the prior written consent of the other party.

         e) Waiver - No failure or delay on the part of either party hereto in exercising any right or remedy under the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy, No provision of the Agreement may be waived except in writing signed by the party granting such waiver.

17.            MISCELLANEOUS   (continued)
               -------------   -----------

         f) Governing Law: Interpretation - The Agreement shall be governed by and construed in accordance with the laws of the State of California. Acceptance or acquiescence in a course of performance rendered under the Agreement shall not be relevant to determining the meaning of the Agreement, even though the accepting or acquiescing party had knowledge of the nature of the performance and an opportunity for objection. No course of prior dealing between the parties and usage of the trade shall be relevant to supplement or explain any terms used in the Agreement.


        g)     Consequential   Damages  -  In  no  event  shall   PURCHASER   or
               MANUFACTURER   be  liable  for  any  special,   incidental   or
               consequential damages including without limitations loss of profits, even if advised of the possibility thereof


18.            PRICING
               -------

         1. Prices and commitments for Products sold under this Agreement are defined in Attachment A.

         2. Every three (3) months, PURCHASER and MANUFACTURER will review the actual volume purchased. If actual volume purchased, is >10% less of the annualized volume assumptions in Attachment A, prices will be increased to the actual lower volume purchased and be effective retroactively.

                                       1

         3.    Notwithstanding   Part  2  of  this  section,   if   significant
               fluctuations occur at any time in the material cost of components required under this Agreement, PURCHASER and MANUFACTURER will review the impact of such fluctuations and mutually agree to any pricing changes arising therefrom. (Significant fluctuation is defined to mean +/- 3% of the quoted Bill of Material cost.)


19.     RETURN MATERIAL AUTHORIZATION
        -----------------------------

If product is found to be defective per Section 8 or 11 of this Agreement, PURCHASER will notify MANUFACTURER and MANUFACTURER will provide a Return Material Authorization number prior to PURCHASER returning the Product. MANUFACTURER will make best effort to provide an RMA number within forty eight
(48) hours.


20. Notwithstanding Paragraph 18, PURCHASER and MANUFACTURER will jointly work towards process improvements in the following areas:

        Total Price
        Quality
        Cycle Time
        On-time Delivery

Design improvements on manufacturability, quality and price PURCHASER and MANUFACTURER will meet every three (3) to six (6) months to review current worldwide material prices for high dollar components and make changes with mutual agreement to procurement strategy to achieve best total pricing.

     Accepted for                                Accepted for
U.S. Wireless Data, Inc.                      Wellex Corporation


By: /s/ Evon A. Kelly                     By: /s/ Ronald Mah/Chern Lee
---------------------                     ----------------------------
Print:  Evon A. Kelly                     Print:  Ronald Mah/Chern Lee
Title:  CEO                               Title:  Director/President & CEO
Date:   9/26/97                           Date:   9/20/97